THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT HAS BECOME EFFECTIVE OR UNLESS THE PAYEE ESTABLISHES TO THE SATISFACTION OF THE MAKER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATE TO ALL SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT REFERRED TO BELOW) IN THE MANNER SET FORTH IN THAT CERTAIN FIRST AMENDMENT SUBORDINATION AGREEMENT, DATED ON OR ABOUT DECEMBER 23, 2025 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), BY AND AMONG, INTER ALIOS, BMO BANK N.A., AS SENIOR CREDITOR AGENT (AS DEFINED THEREIN), THE ORIGINAL PAYEE NAMED IN THIS NOTE, AS A SUBORDINATED CREDITOR (AS DEFINED THEREIN), THE OTHER SUBORDINATED CREDITORS PARTY THERETO FROM TIME, AND MAKER, TO WHICH REFERENCE IS HEREBY MADE FOR A FULLER STATEMENT THEREOF. THE TERMS OF THE SUBORDINATION AGREEMENT SHALL PREVAIL IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS NOTE AND THE SUBORDINATION AGREEMENT.

SUBORDINATED NOTE

$[●]	December 23, 2025 (the “Issuance Date”)

FOR VALUE RECEIVED, 1st Franklin Financial Corporation, a Georgia corporation (the “Maker”), promises to pay to [●] (the “Payee”), in lawful money of the United States of America, the principal sum of [●] ($[●]), on June 6, 2028 (the “Maturity Date”), together with interest on the unpaid principal balance at an annual rate of 6.5%, pursuant to the terms set forth herein.
This Subordinated Note (this “Note”) has been executed and delivered pursuant to the Subordinated Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between the Maker and the Payee. Capitalized terms used in this Note have the respective meanings assigned to them in Section 5(i) of this Note unless otherwise indicated.
1.    PAYMENTS
(a)     Interest. The Maker promises to pay interest on the unpaid principal amount of this Note at the rate of 6.5% per annum from the date of this Note until the Maturity Date. Interest on this Note will begin to accrue on the date of this Note and will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Maker will pay interest monthly in arrears on the first calendar day of each month (each, an “Interest Payment Date”), commencing on January 1, 2026. The amount of interest payable on this Note on any Interest Payment Date, the Maturity Date, or any other date on which interest on this Note is due (in accordance with its terms) will be the amount of interest accrued to, but excluding, such Interest Payment Date, Maturity Date or other date, as the case may be.
(b)     Manner of Payment. All payments on this Note shall be made by wire transfer of immediately available funds to an account designated by the Payee in writing at least five (5) Business

Days prior to the applicable Interest Payment Date, Maturity Date or other date on which any payment on this Note is due. If an Interest Payment Date, the Maturity Date or other date on which any payment on this Note is due falls on a day that is not a Business Day, then payment of principal and interest, as the case may be, due on such date need not be made on such date, but instead may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date, Maturity Date or other date on which payment is due, as the case may be.
(c)     Beneficiary Upon Death of Payee. Upon any death of the Payee named in the third paragraph of this Note prior to the Maturity Date, all payments on this Note shall thereafter become payable to [●] (the “Beneficiary”), and the Beneficiary shall be deemed to be the Payee hereunder for all other provisions of this Note; provided that the Beneficiary shall not be entitled to any payments on this Note in accordance with this section until the Beneficiary shall execute and deliver a joinder to the Subordination Agreement or other instrument evidencing the subordination of the Maker’s obligations under this Note as the Senior Creditor Agent may reasonably request.
2.    DEFAULTS
(a)     Events of Default. The occurrence of any one or more of the following events with respect to the Maker shall constitute an event of default hereunder (“Event of Default”):
(i)     If the Maker shall fail to pay when due any payment of interest on this Note and such failure continues for thirty (30) days, or if the Maker shall fail to pay when due any principal on this Note.
(ii)     If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Maker: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors.
(iii)     If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Maker in an involuntary case, (B) appoints a Custodian of the Maker or for all or substantially all of the Maker’s properties, or (C) orders the liquidation of the Maker, and in each case the order or decree remains unstayed and in effect for sixty (60) days.
(iv)    If the Maker fails to meet any of its obligations under or otherwise breaches the terms of this Note and such failure or breach continues for thirty (30) days after the Payee notifies the Maker thereof in writing.
(b)     Notice by Maker. The Maker shall notify the Payee in writing within five (5) Business Days after the occurrence of any Event of Default of which the Maker acquires knowledge.
(c)     Remedies. Upon the occurrence and during the continuance of an Event of Default hereunder, the Payee may, at its option, (i) by written notice to the Maker, declare the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including the right to collect from the Maker all sums due under this Note.

3.    REDEMPTION
    (a)    Redemption by the Maker. This Note shall not be redeemable by the Maker, in whole or in part, without the prior written consent of BMO. Subject to the foregoing, this Note shall be redeemable at the option of the Maker, at any time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Note to be redeemed, plus accrued and unpaid interest on such amount to, but excluding, the redemption date. Unless the Maker defaults in payment of the redemption price, interest will cease to accrue on the Note or portions thereof called for redemption on and after the redemption date. If this Note is to be redeemed in part only, a new Note in a principal amount equal to the unredeemed portion of this Note will be issued in the name of the Payee upon surrender for cancellation of the original Note.
    (b)    Notice of Redemption. In the case of any redemption of this Note pursuant to and in accordance with paragraph (a) of this Section 4, the Maker will give the Payee written notice of redemption, which notice shall indicate the aggregate principal amount of the Note to be redeemed, the date of redemption and the amount of accrued interest payable up to, but excluding, the redemption date. Such notice of redemption shall be given to the Payee not less than thirty (30) nor more than forty-five (45) calendar days prior to the redemption date.
    (c)    No Redemption at Option of Payee. This Note is not subject to redemption at the option of the Payee.
4.     MISCELLANEOUS
(a)     Waiver. No waiver by the Payee of any right or remedy under this Note shall be effective unless in a writing signed by the Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by the Payee will preclude any other or farther exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right of the Payee arising out of this Note can be discharged by the Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by the Payee; (ii) no waiver that may be given by the Payee will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on the Maker will be deemed to be a waiver of any obligation of the Maker or of the right of the Payee to take further action without notice or demand as provided in this Note. The Maker hereby waives presentment, demand, protest and notice of nonpayment, dishonor and protest.
(b)     Amendment. No amendment or other modification to this Note shall be effective unless in a writing signed by the Payee and the Maker, which makes specific reference to this Note. Additionally, the second paragraph of this Note may not be rescinded, canceled, amended or modified in any way without the prior written consent of the Senior Creditor Agent.
(c)     Notices. Any notice required or permitted to be given hereunder shall be given in accordance with the notice provisions in the Purchase Agreement.
(d)     Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(e)     Governing Law. This Note will be governed by the laws of the State of Georgia, without regard to conflicts of laws principles.
(f)     Parties in Interest. This Note shall bind the Maker and its successors and assigns. This Note shall not be assigned or transferred by either Party without the express prior written consent of the other, except by operation of law; provided that, any assignee or transferee of this Note shall acknowledge the terms of this Note in writing. There are no third-party beneficiaries of this Note, except each of the Senior Creditor Agent and the Beneficiary shall be a third-party beneficiary of this Note and may enforce the provisions hereof as though it were a party hereto.
(g)    Cancellation. After all principal, interest and all other amounts at any time owed on this Note have been paid in full, or otherwise deemed to be $0.00, this Note shall be of no further force and effect and shall be promptly surrendered to the Maker for cancellation.
(h)    Section Headings; Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof’ and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.
(i)    Defined Terms. The following terms shall have the meanings set forth below:
“Business Day” means any day other than a Saturday, Sunday, or legal holiday in the State of New York.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means any event which is, or after notice or passage of time would be, an Event of Default.
[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first stated above.

MAKER:

1st FRANKLIN FINANCIAL CORPORATION

By:
Name: Jenna C. Hood
Title: Executive Vice President and Chief Financial Officer

ACKNOWLEDGED:

PAYEE

Name:

[Signature Page to Subordinated Note]